EXHIBIT 10.23

                                SEVENTH AMENDMENT

     THIS SEVENTH AMENDMENT ("Amendment") is entered into as of the 3rd day of January, 2003 by and among GE Commercial Distribution Finance Corporation, formerly known as Deutsche Financial Services Corporation ("CDF"), as Agent and a Lender ("Agent"), the other Lenders party hereto ("Lenders") and GTSI Corp. f/k/a Government Technology Services, Inc. ("Borrower").

                                    RECITALS

     Agent, Lenders (and/or their successors by assignment, as applicable) and Borrower are parties to that certain Second Amended and Restated Business Credit and Security Agreement dated as of July 28, 1997 (as amended from time to time, the "Credit Agreement"; terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement). Borrower, Lenders and Agent now desire to amend certain provisions of the Credit Agreement subject to the terms hereof.

     NOW, THEREFORE, in consideration of the forgoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     2.   Reserves. The following sentence shall be added to the end of Section
          3.12 of the Credit Agreement, and shall restate in its entirety the final sentence of Section 3.12 which was added pursuant to the Fifth Amendment dated February 28, 2001 among the parties hereto:

     "Furthermore, when requested in writing by SunTrust Bank, N.A., Agent shall have the right to establish reserves up to Fifteen Million Dollars ($15,000,000), against the amount of Loans which Borrower may otherwise request under Section 3.2, in the amount of the Microsoft Transfers. The "Microsoft Transfers" shall mean all amounts paid by Borrower to Microsoft Corporation or its subsidiaries or affiliates via Automated Clearing House
     (ACH) transfers from Borrower's account at SunTrust Bank N.A."

     2. Miscellaneous. Except to the extent specifically amended herein, all terms and conditions of the Credit Agreement and the other Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement. Borrower waives notice of Agent's and each Lender's acceptance of this Amendment. Agent and each Lender reserves all of their respective rights and remedies under the Credit Agreement and other Loan Documents.


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                        [Signatures on following page.]


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IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as of the date first written above.

GTSI Corp.

By:
   -----------------------------------

      Quang Le

      Acting Chief Financial Officer, Vice President & Corporate Controller

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, as Agent and a Lender

By:
   -----------------------------------

       David Mintert

       Vice President of Operations

Date:
      --------------------------------

SUNTRUST BANK, N.A., a Lender

By:
   -----------------------------------

      R. Mark Swaak

      Vice President

Date:
      --------------------------------

FLEET CAPITAL CORPORATION, a Lender

By:
   -----------------------------------

       W. Reed Paden

       Vice President


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Date:
      --------------------------------


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